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                                                                   EXHIBIT 99(a)


                            IMMEDIATE RELEASE             NOVEMBER 17, 2003
                            CONTACTS:
                            DAVID BUPP                    JONATHAN FASSBERG,
                            PRESIDENT/CEO                 THE TROUT GROUP
                            614 793 7500                  212 477 9007
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                       NEOPROBE COMPLETES EQUITY PLACEMENT
    $2.8 Million Placement Provides Product Development and Marketing Funding

DUBLIN, OHIO - November 17, 2003 -- Neoprobe Corporation (OTCBB: NEOP), a diversified developer of innovative oncology and cardiovascular surgical and diagnostic products, announced today that it had completed a $2.8 million placement of common stock and warrants. The purchasers included both institutional investors and high net worth individuals. In the placement, 12.2 million shares of common stock were issued at $0.23 per share, as well as Series R warrants to purchase additional 6.1 million common shares at $0.28 per share. The warrants have a term of five years. The company has agreed to file a registration statement covering resales of the securities by the purchasers to the public no later than December 31, 2003.

"We are very pleased to have new investors in Neoprobe, and to have the new financial resources that will enable the company to further develop and promote our product portfolio," said David Bupp, President and CEO of Neoprobe." The capital allows us to continue the development and commercialization of the Cardiosonix blood flow products and to pursue the development of additional products, including further clinical development activities for Lymphoseek(TM)"

The securities sold in the private placement were not registered under the Securities Act of 1933, but were sold in transactions exempt from such registration requirements. The securities may not be offered or resold in the United States absent registration or an applicable exemption from registration requirements. This press release does not constitute an offer of any of the securities for sale.

ABOUT NEOPROBE
Neoprobe develops and provides innovative surgical and diagnostic products that enhance patient care by meeting the critical decision making needs of healthcare professionals. Neoprobe's current line of gamma detection systems is widely used for intraoperative lymphatic mapping (ILM), an emerging standard of care technology for breast cancer and melanoma. Neoprobe also holds significant interests in the development of related biomedical systems and agents. The Company's strategy is to deliver superior growth and shareholder return by maximizing its strong position in gamma detection technologies and diversifying into new, synergistic biomedical markets through continued investment and selective acquisitions. With the acquisition of Cardiosonix Ltd. in 2001, Neoprobe expanded its product portfolio to include blood flow measurement products. Cardiosonix is a development stage company that has recently received regulatory clearance to begin the clinical evaluation and commercial sale of its blood flow measurement products. Cardiosonix' products (the Quantix/ND(TM) and the Quantix/OR(TM)) are designed to be used by neurosurgeons, cardiovascular surgeons and critical care physicians.

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NEOPROBE CORPORATION
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Statements in this news release, which relate to other than strictly historical facts, such as statements about the Company's plans and strategies, expectations for future financial performance, new and existing products and technologies, and markets for the Company's products, are forward-looking statements. The words "believe," "expect," "anticipate," "estimate," "project," and similar expressions identify forward-looking statements that speak only as of the date hereof. Investors are cautioned that such statements involve risks and uncertainties that could cause actual results to differ materially from historical or anticipated results due to many factors including, but not limited to, the Company's continuing operating losses, uncertainty of market acceptance, reliance on third party manufacturers, accumulated deficit, future capital needs, uncertainty of capital funding, dependence on limited product line and exclusive distributor, competition, limited marketing and manufacturing experience, and other risks detailed in the Company's most recent Annual Report on Form 10-KSB and other Securities and Exchange Commission filings. The Company undertakes no obligation to publicly update or revise any forward-looking statements.